Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 033-17704 on Form N-1A of our reports dated February 20, 2009 relating to the financial statements and financial highlights of Variable Insurance Products Fund V, including VIP Asset Manager: Growth Portfolio and VIP Asset Manager Portfolio; and of our reports dated February 23, 2009 for VIP Freedom Income Portfolio, VIP Freedom 2005 Portfolio, VIP Freedom 2010 Portfolio, VIP Freedom 2015 Portfolio, VIP Freedom 2020 Portfolio, VIP Freedom 2025 Portfolio, VIP Freedom 2030 Portfolio, VIP Freedom Lifetime Income I Portfolio, VIP Freedom Lifetime Income II Portfolio and VIP Freedom Lifetime Income III Portfolio; and of our report dated February 25, 2009 for VIP Investment Grade Bond Portfolio, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund V for the year ended December 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 20, 2009